AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of the 1st day of January, 2001 (the "Effective Date"), between FLAG Financial Corporation, a Georgia corporation ("FLAG"); FLAG Bank, a bank subsidiary of FLAG (the "Bank") (collectively, the "Employer"); and
J.  Daniel  Speight,  Jr.,  a resident of the State of Georgia (the "Employee").

                                    RECITALS:

     The Employer employs the Employee, respectively, as the Chief Executive Officer of FLAG and as President and Chief Executive Officer of the Bank under the terms of that certain Employment Agreement dated April 1, 1998 (the "Employment Agreement").

     The Employer and Employee desire to amend and restate the Employment Agreement on the terms and conditions set forth herein.

     In consideration of the above premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

1.  DEFINITIONS.  Whenever used in this Agreement, the following terms and their
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variant  forms  shall  have  the  meaning  set  forth  below:

     1.1     "Agreement" shall mean this Agreement and any exhibits incorporated
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herein together with any amendments hereto made in the manner described in this Agreement.

     1.2     "Affiliate"  shall  mean any business entity which controls FLAG or
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is  controlled  by  or  is  under  common  control  with  FLAG.

     1.3     "Area"  shall  mean  the  geographic  area within the boundaries of
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Crisp, Troup, Dooly, Macon and Telfair Counties, Georgia. It is the express intent of the parties that the Area as defined herein is in the area where the Business of the Employer is conducted as of the Effective Date.

     1.4     "Average  Monthly Compensation"  shall mean the quotient determined
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(a) by dividing the sum of the Employee's then current Base Salary (as defined below) and most recently paid Incentive Compensation (as defined below) (b) by twelve.

     1.5     "Bank"  shall  mean  FLAG  Bank  or  its  successor(s).
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     1.6     "Business of the Employer" shall mean the business conducted by the
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Employer, which is the business of banking, including the solicitation of time and demand deposits and the making of residential, consumer, commercial and corporate loans.

     1.7.     "Cause"  shall  mean:
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               1.7.1  With  respect  to  termination  by  the  Employer:

               (a) A material breach of the terms of this Agreement by the Employee, including, without limitation, failure by the Employee to perform the Employees' duties and responsibilities in the manner and to the extent required under this Agreement, which breach remains uncured after the expiration of thirty (30) days following the delivery of written notice of such breach to the Employee by the Employer;

               (b) Conduct by the Employee that (i) constitutes fraud, dishonesty, gross malfeasance of duty or conduct grossly inappropriate to the Employee's office and (ii) is demonstrably likely to lead to material injury to the Employer or resulted or was intended to result in direct or indirect gain to or personal enrichment of the Employee; provided, however, that such conduct shall not constitute "Cause" unless there shall have been delivered to the Employee a written notice setting forth with specificity the reasons that the Employer believes the Employee's conduct meets the standard set forth in this
          Section 1.7.1(b), the Employee shall have been provided with an opportunity to be heard in person by the Board of Directors of FLAG (with the assistance of counsel, if desired) and, in the event of any such hearing, the decision of the Employer is evidenced by a resolution adopted by two-thirds of the members of the Board of Directors of FLAG after the hearing;

               (c) Conduct resulting in the conviction of the Employee of a felony; or

               (d) Conduct by the Employee that results in the permanent removal from the Employee's position as an officer or employee of FLAG or the Bank pursuant to a written order by any regulatory agency with authority or jurisdiction over FLAG or the Bank, as the case may be.

               1.7.2  With  respect  to  termination  by  the  Employee:

               (a) a material diminution in the powers, responsibilities, duties or total compensation of the Employee hereunder by the Employer, which condition remains uncured after the expiration of thirty (30) days following the delivery of written notice of such condition to the Employer by the Employee;

               (b) the failure of the Board of Directors of FLAG to maintain the Employee's appointment to the office of its Chief Executive Officer; the failure of the Board of Directors of the Bank to maintain the Employee's appointment to the offices of its President and Chief Executive Officer; or the failure of the shareholders of FLAG to elect Employee as a director of FLAG;

               (c) a material breach of the terms of this Agreement by the Employer, which breach remains uncured after the expiration of thirty
          (30) days following the delivery of written notice of such breach to the Employer by the Employee; or

               (d) a material diminution in the powers, responsibilities or duties of the Executive Committee of the Board of Directors of FLAG, which condition remains uncured after the expiration of thirty (30) days following the delivery of written notice of such condition to the Employer by the Employee.

     1.8     "Employer  Information"  means  Confidential  Information and Trade
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Secrets.

     1.9     "Confidential  Information"  means data and information relating to
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the Business of the Employer (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Employee or of which the Employee became aware as a consequence of or through the Employee's relationship to the Employer and which has value to the Employer and is not generally known to its competitors. Without limiting the foregoing, Confidential Information shall include:

               (a) all items of information that could be classified as a trade secret pursuant to Georgia law;

               (b) the names, addresses and banking requirements of the customers of the Bank and the nature and amount of business done with such customers;

               (c) the names and addresses of employees and other business contacts of the Bank;

               (d) the particular names, methods and procedures utilized by FLAG and the Bank in the conduct and advertising of their business;

               (e) application, operating system, communication and other computer software and derivatives thereof, including, without limitation, sources and object codes, flow charts, coding sheets, routines, subrouting and related documentation and manuals of FLAG and the Bank; and

               (f) marketing techniques, purchasing information, pricing policies, loan policies, quoting procedures, financial information, customer data and other materials or information relating to the Bank's manner of doing business.

Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Employer (except where such public disclosure has been made by the Employee without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means.

     1.10     "Change  in  Control"  means  any  one  of  the  following  events
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occurring  after  the  Effective  Date:

               (a) the acquisition by any person or persons acting in concert of the then outstanding voting securities of FLAG, if, after the transaction, the acquiring person (or persons) owns, controls or holds with power to vote twenty-five percent (25%) or more of any class of voting securities of FLAG or such other transaction as may be described under 12 C.F.R. Section 225.41(c) or any successor thereto;

               (b) within any twelve-month period (beginning on or after the Effective Date) the persons who were directors of FLAG immediately before the beginning of such twelve-month period (the "Incumbent Directors") shall cease to constitute at least a majority of such board of directors; provided that any director who was not a director as of the Effective Date shall be deemed to be an Incumbent Director if that director was elected to such board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors; and provided further that no director whose initial assumption of office is in connection with an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) relating to the election of directors shall be deemed to be an Incumbent Director;

               (c) the approval by the stockholders of FLAG of a reorganization, merger or consolidation, with respect to which persons who were the stockholders of FLAG immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than fifty percent (50%) of the combined voting power entitled to vote in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities; or

               (d) the sale, transfer or assignment of all or substantially all of the assets of FLAG and its subsidiaries to any third party.

     1.11     "Initial  Term"  shall  mean that period of time commencing on the
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Effective Date and running until the day immediately preceding the third anniversary of the Effective Date.

     1.12     "Permanent  Disability"  shall mean a condition for which benefits
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would be payable under any long-term disability coverage (without regard to the application of any elimination period requirement) then provided to the Employee by the Bank or, if no such coverage is then being provided, the inability of the Employee to perform the material aspects of the Employee's duties under this Agreement for a period of at least 180 consecutive days as certified by a physician chosen by the Employee and reasonably acceptable to the Employer.

     1.13.     "Term" shall mean the term of this Agreement and shall consist of
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the Initial Term; provided, however, that the Initial Term shall automatically renew each day after the Effective Date so that the Term remains a three-year term until either party provides written notice to the other of the intent that the automatic renewals shall cease, in which case, the Term shall expire on the third anniversary of the date of the written notice so provided.

     1.14     "Trade  Secrets"  means information including, but not limited to,
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technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

2.  DUTIES.
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     2.1 The Employee shall perform and discharge well and faithfully the authority, duties and responsibilities which may be assigned to the Employee from time to time by the Board of Directors of the Employer in connection with the conduct of the Business of the Employer; provided, however, that, in making its assignments, the Board of Directors of the Employer shall assign only such authority, duties and responsibilities assigned to the Employee from time to time as are, in the aggregate, consistent with the duties and responsibilities as would be customarily assigned to a person occupying a the positions held by the Employee pursuant to the terms of this Agreement, including, but not limited to, those set forth on Exhibit A attached hereto.

     2.2 In addition to the duties and responsibilities specifically assigned to the Employee pursuant to Section 2.1 hereof, the Employee shall:
(a) devote substantially all of the Employee's time, energy and skill during regular business hours to the performance of the duties of the Employee's employment (reasonable vacations and reasonable absences due to illness excepted) and faithfully and industriously perform such duties; (b) diligently follow and implement all management policies and decisions communicated to the Employee by the Board of Directors of the Employer which are consistent with this Agreement; and (c) timely prepare and forward to the Board of Directors of the Employer all reports and accounting as may be requested of the Employee.

     2.3 The Employee shall devote the Employee's entire business time, attention and energies to the Business of the Employer and shall not during the term of this Agreement be engaged (whether or not during normal business hours) in any other business or professional activity, whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing the Employee from (a) investing the Employee's personal assets in businesses which (subject to clause (b) below) are not in competition with the Business of the Employer and which will not require any services on the part of the Employee in their operation or affairs and in which the Employee's participation is solely that of an investor, (b) purchasing securities or other interests in any entity provided that such purchase shall not result in the Employee's collectively owning beneficially at any time five percent (5%) or more of the equity securities of any business in competition with the Business of the Employer and (c) participating in civic and professional affairs and organizations and conferences, preparing or publishing papers or books or teaching so long as the Board of Directors of FLAG approves of such activities prior to the Employee's engaging in them. Notwithstanding anything to the contrary in the preceding provisions of this Section 2.3, the Employee may continue to serve on any board of directors that the Employee serves upon as of the Effective Date.

3.  TERM  AND  TERMINATION.
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     3.1     Term.     This  Agreement  shall  remain  in effect for the Term or
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until a termination of this Agreement prior to the expiration of the Term in accordance with the remaining provisions of this Section.

     3.2     Termination.  During the Term, the employment of the Employee under
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this  Agreement  may  be  terminated  only  as  follows:

     3.2.1  By  the  Employer:

               (a) For Cause, following approval of such action by at least 75% of the membership of the Board of Directors of FLAG and only after providing Employee with at least thirty (30) days' written notice, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts payable as of the effective date of termination; or

               (b) Without Cause at any time, provided that the Employer shall give the Employee sixty (60) days' prior written notice of its intent to terminate, in which event the Employer shall be required to meet its obligations to the Employee under Section 3.3 below.

     3.2.2  By  the  Employee:

               (a) For Cause, with no prior notice except as provided in Section 1.7.2, in which event the Employer shall be required to meet its obligations to the Employee under Section 3.3 below; or

               (b) Without Cause, provided that the Employee shall give the Employer sixty (60) days' prior written notice of the Employee's intent to terminate, in which event the Employer shall have no further obligation to the Employee except for payment of any amounts payable as of the effective date of the termination.

          3.2.3 By the Employee within the period commencing three (3) months prior to and ending twelve (12) months after a Change in Control of the Employer (the "Election Period"), provided that the Employee shall give thirty (30) days written notice prior to the end of the Election Period to the Employer of the Employee's intention to terminate this Agreement, in which event the Employer shall be required to meet its obligations to the Employee under Section 3.3 below.

          3.2.4 At any time upon mutual, written agreement of the parties, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts payable as of the effective date of the termination.

          3.2.5 Notwithstanding anything in this Agreement to the contrary, the Term shall expire automatically upon the Employee's death or Permanent Disability, in which event the Employer shall have no further obligation to the Employee except for the payment of any amounts payable as of the effective date of termination and, if the reason for termination is the Employee's Permanent Disability, the Employer shall pay to the Employee as liquidated damages an amount equal to Average Monthly Compensation for each full month following such termination until the earlier of the month prior to the month for which the Employee's long-term disability benefits become payable or six full months commencing with the month following the month in which the date of termination occurs.

     3.3     Termination  Payments.  In  the  event  Employee's  employment  is
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terminated  under  this  Agreement  prior to the expiration of the Term pursuant
Section 3.2.1(b), Section 3.2.2(a) or Section 3.2.3, the Employer shall pay to the Employee as severance pay and liquidated damages a lump sum amount equal to the product of (a) Average Monthly Compensation multiplied by (b) the number of months (including partial months) from the effective date of the termination through the then unexpired portion of the Term or, if greater, twelve. In addition, from the effective date of the termination through the then unexpired portion of the Term (or, if greater, for a period of twelve months following the effective date of the termination (the "Severance Period"), the Employer shall continue to provide the Employee the benefits described in Section 4.6 and
Section 4.8 and shall pay an amount equal to what would be the Employee's cost of COBRA health continuation coverage for the Employee and eligible dependents for the greater of the Severance Period or the period during which the Employee and those eligible dependents are entitled to COBRA health continuation coverage from the Employer.

     Notwithstanding any other provision of this Agreement to the contrary, if the aggregate of the payments provided for in this Agreement and the other payments and benefits which the Employee has the right to receive from the Employer (the "Total Payments") would constitute a "parachute payment," as defined in Section 280G(b)(2) of the Internal Revenue Code, as amended (the "Code"), the Employee shall receive the Total Payments unless the (a) after-tax amount that would be retained by the Employee (after taking into account all federal, state and local income taxes payable by the Employee and the amount of any excise taxes payable by the Employee under Section 4999 of the Code that would be payable by the Employee (the "Excise Taxes")) if the Employee were to receive the Total Payments has a lesser aggregate value than (b) the after-tax amount that would be retained by the Employee (after taking into account all federal, state and local income taxes payable by the Employee) if the Employee were to receive the Total Payments reduced to the largest amount as would result in no portion of the Total Payments being subject to Excise Taxes (the "Reduced Payments"), in which case the Employee shall be entitled only to the Reduced Payments. If the Employee is to receive the Reduced Payments, the Employee shall be entitled to determine which of the Total Payments, and the relative portions of each, are to be reduced.

4.  COMPENSATION.  The  Employee shall receive the following salary and benefits
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during  the  Term:

     4.1     Base  Salary.  The  Employee shall be compensated at a base rate of
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Two Hundred Fifty Thousand Dollars ($250,000) per year, as the same may be increased from time to time in accordance with the immediately succeeding sentence ("Base Salary"). The Employee's salary shall be reviewed by the Board of Directors of the Employer annually, and the Employee shall be entitled to receive annually an increase in such amount, if any, as may be determined by the Board of Directors of the Employer based upon the performance of the Bank and its compliance with regulatory standards. Such salary shall be payable in accordance with the Employer's normal payroll practices.

     4.2     Incentive  Compensation.  The  Employee  shall  be entitled to
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participate in such bonus, incentive and other executive compensation programs as are made available to senior management of FLAG and the Bank from time to time (the "Incentive Compensation").

     4.3     Stock  Options.  FLAG  shall  grant  to  the Employee stock options
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commensurate with the Employee's position taking into account options held by the Employee as of the Effective Date. Any such options shall be reflected by a separate written award.

     4.4     Benefits.  The  Employee  shall be entitled to such benefits as may
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be available from time to time for senior executives of FLAG and the Bank similarly situated to the Employee. All such benefits shall be awarded and administered in accordance with FLAG and the Bank's standard policies and practices. Such benefits may include, by way of example only, profit sharing plans, retirement or investment funds, dental, health and life insurance benefits and such other benefits as the Employer deems appropriate.

     4.5     Disability Insurance.  The Employer shall provide the Employee with
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amounts, as additional compensation, as and when necessary, to allow the Employee to pay the premiums that become due under the personal disability insurance policy currently owned by the Employee.

     4.6     Automobile.  The  Employer  shall  provide  the  Employee  with  an
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automobile of a type consistent with its policy in effect as of the Effective Date, with such automobile to be used by the Employee for business and personal purposes. The automobile shall be replaced with a new, comparable automobile no less frequently than every twenty-four (24) months. The Employer will pay expenses associated with the operation and maintenance of the automobile, including taxes, insurance and repairs. To the extent the Employee contributes to the cost of an automobile's loan or lease payments in excess of the amount required by the Employer's obligation under this Agreement, the Employee shall be granted a share of any equity in such an automobile pursuant to a methodology mutually agreed to between the parties.

     4.7     Business  Expenses.  The  Employer shall reimburse the Employee for
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reasonable business (including travel) expenses incurred by the Employee in performance of the Employee's duties hereunder; provided, however, that the Employee shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

     4.8     Memberships.  The  Employer  shall  reimburse  the Employee for the
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annual dues associated with membership in two country or eating clubs selected by the Employee; provided, however, that the aggregate annual dues for such memberships shall not exceed five percent (5%) of the Employee's Base Salary then in effect, and for memberships in such professional associations which are commensurate with the Employee's position; provided, however, that the Employee shall, as a condition of reimbursement, submit verification of the nature and amount of such expenses in accordance with reimbursement policies from time to time adopted by the Employer and in sufficient detail to comply with rules and regulations promulgated by the Internal Revenue Service.

     4.9     Vacation.  On a non-cumulative basis the Employee shall be entitled
             --------
to a minimum of four (4) weeks of vacation annually, during which the Employee's compensation shall be paid in full.

     4.10     Withholding.  The  Employer  may  deduct  from  each  payment  of
              -----------
compensation hereunder all amounts required to be deducted and withheld in accordance with applicable federal and state income, FICA and other withholding requirements.

5.  EMPLOYER  INFORMATION.
    ---------------------

     5.1     Ownership  of  Information.   All  Employer Information received or
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developed by the Employee while employed by the Employer will remain the sole and exclusive property of the Employer.

     5.2     Obligations  of  the  Employee.  The  Employee  agrees  (a) to hold
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Employer Information in strictest confidence, and (b) not to use, duplicate, reproduce, distribute, disclose or otherwise disseminate Employer Information or any physical embodiments thereof and may in no event take any action causing or fail to take any action necessary in order to prevent any Employer Information from losing its character or ceasing to qualify as Confidential Information or a Trade Secret. In the event that the Employee is required by law to disclose any Employer Information, the Employee will not make such disclosure unless (and then only to the extent that) the Employee has been advised by independent legal counsel that such disclosure is required by law and then only after prior written notice is given to the Employer when the Employee becomes aware that such disclosure has been requested and is required by law. This Section 5 shall survive for a period of twelve (12) months following termination of this Agreement with respect to Confidential Information, and shall survive termination of this Agreement for so long as is permitted by the then-current Georgia Trade Secrets Act of 1990, O.C.G.A. Sec.Sec. 10-1-760-10-1-767, with respect to Trade Secrets.

     5.3     Delivery  upon  Request  or  Termination.  Upon  request  by  the
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Employer, and in any event upon termination of the Employee's employment with the Employer, the Employee will promptly deliver to the Employer all property belonging to FLAG or the Bank, including without limitation all Employer Information then in the Employee's possession or control.

6.  NON-COMPETITION.  The  Employee  agrees  that  during  his employment by the
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Employer hereunder and, in the event of his termination other than by the Employer without Cause pursuant to Section 3.2.1(b), by the Employee for Cause pursuant to Section 3.2.2(a), or by the Employee pursuant to Section 3.2.3, for a period of twelve (12) months thereafter, the Employee will not (except on behalf of or with the prior written consent of the Employer), within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, as an executive employee or in any other capacity which involves duties and responsibilities similar to those undertaken for the Employer, engage in any business which is the same as or essentially the same as the Business of the Employer.

7.  NON-SOLICITATION  OF  CUSTOMERS.  The  Employee  agrees  that  during  the
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Employee's employment by the Employer hereunder and, in the event of Employee's termination other than by the Employer without Cause pursuant to Section
3.2.1(b), by the Employee for Cause pursuant to Section 3.2.2(a), or by the Employee pursuant to Section 3.2.3, for a period of twelve (12) months thereafter, the Employee will not (except on behalf of or with the prior written consent of the Employer), within the Area, on the Employee's own behalf or in the service or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate, directly or by assisting others, any business from any of the Bank's customers, including actively sought prospective customers, with whom the Employee has or had material contact during the last two (2) years of the Employee's employment, for purposes of providing products or services that are competitive with those provided by the Bank.

8.  NON-SOLICITATION  OF  EMPLOYEES.  The  Employee  agrees  that  during  the
    -------------------------------
Employee's employment by the Employer hereunder and, in the event of the Employee's termination other than by the Employer without Cause pursuant to
Section 3.2.1(b), by the Employee for Cause pursuant to Section 3.2.3(a), or by the Employee pursuant to Section 3.2.3, for a period of twelve (12) months thereafter, the Employee will not, within the Area, on the Employee's own behalf or in the service or on behalf of others, solicit, recruit or hire away or attempt to solicit, recruit or hire away, directly or by assisting others, any employee of FLAG or its Affiliates, whether or not such employee is a full-time employee or a temporary employee of FLAG or its Affiliates and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

9.  REMEDIES.  The  Employee  agrees  that the covenants contained in Sections 5
    --------
through 8 hereof are of the essence of this Agreement; that each of the covenants is reasonable and necessary to protect the business, interests and properties of the Employer; and that irreparable loss and damage will be suffered by the Employer should he breach any of the covenants. Therefore, the Employee agrees and consents that, in addition to all the remedies provided by law or in equity, the Employer shall be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or contemplated breach of any of the covenants. The Employer and the Employee agree that all remedies available to the Employer or the Employee, as applicable, shall be cumulative. In addition, in the event the Employee fails to comply with any of the covenants contained in Section 5 hereof and such failure shall not be cured to the reasonable satisfaction of the Employer within thirty (30) days after receipt of written notice thereof from the Employer, the Employer shall thereupon be relieved of liability for all obligations then remaining under Section 3.3 hereof.

10.  SEVERABILITY.  The  parties  agree  that each of the provisions included in
     ------------
this Agreement is separate, distinct and severable from the other provisions of this Agreement and that the invalidity or unenforceability of any Agreement provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

11.  NO  SET-OFF BY THE EMPLOYEE.  The existence of any claim, demand, action or
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cause of action by the Employee against FLAG, or any Affiliate of FLAG, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Employer of any of its rights hereunder.

12.  NOTICE.  All  notices  and other communications required or permitted under
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this Agreement shall be in writing and, if mailed by prepaid first-class mail or certified mail, return receipt requested, shall be deemed to have been received on the earlier of the date shown on the receipt or three (3) business days after the postmarked date thereof. In addition, notices hereunder may be delivered by hand, facsimile transmission or overnight courier, in which event the notice shall be deemed effective when delivered or transmitted. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (a)     If  to  the  Employer,  to  it  at:

                  FLAG  Financial  Corporation
                  235  Corporate  Center
                  Stockbridge,  GA  30281
                  Attn:  Chairman

          (b)     If  to  the  Employee,  to  the  Employee  at:

                  ______________________________
                  ______________________________
                  ______________________________

13.  ASSIGNMENT.  Neither  party hereto may assign or delegate this Agreement or
     ----------
any of its rights and obligations hereunder without the written consent of the other party hereto; provided, however, that this Agreement shall be assumed by and shall be binding upon any successor to the Employer.

14.  WAIVER.  A  waiver  by  the Employer of any breach of this Agreement by the
     ------
Employee shall not be effective unless in writing, and no waiver shall operate or be construed as a waiver of the same or another breach on a subsequent occasion.

15.  ARBITRATION.  Any  controversy  or claim arising out of or relating to this
     -----------
contract, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Employer and the Employee agree that they will seek to enforce any arbitration award in the Superior Court of Henry County. The decision of the arbitration panel shall be final and binding upon the parties and judgment upon the award rendered by the arbitration panel may be entered by any court having jurisdiction. The Employer and the Employee agree to share equally the fees and expenses associated with the arbitration proceedings.

16.  ATTORNEYS' FEES.  With respect to arbitration of disputes and if litigation
     ---------------
ensues between the parties concerning the enforcement of an arbitration award, each party shall pay its own fees, costs and expenses; provided, however, the Employer shall advance to the Employee reasonable fees, costs and expenses incurred by the Employee in preparing for and in initiating or defending against any proceeding or suit brought to enforce rights or obligations set forth in this Agreement. Such advances shall be made within thirty (30) days after receiving copies of invoices presented by the Employee for such fees, costs and expenses. The Employee shall have the obligation to reimburse the Employer within sixty (60) days following the final disposition of the matter (including appeals) to the full extent of the aggregate advances unless the panel of arbitrators or court, as the case may be, has ruled in favor of the Employee on the merits of the substantive issues in dispute.

17.  APPLICABLE  LAW.  This  Agreement shall be construed and enforced under and
     ---------------
in accordance with the laws of the State of Georgia. The parties agree that the Superior Court of Henry County, Georgia, shall have jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy. The parties consent to the jurisdiction of such courts.

18.  INTERPRETATION.  Words  importing  any  gender includes all genders.  Words
     --------------
importing the singular form shall include the plural, and vice versa. The terms "herein," "hereunder," "hereby, "hereto, "hereof" and any similar terms refer to this Agreement. Any captions, titles or headings preceding the text of any article, section or subsection herein are solely for convenience of reference and shall not constitute part of this Agreement or affect its meaning, construction or effect.

19.  ENTIRE  AGREEMENT.  This  Agreement embodies the entire and final agreement
     -----------------
of the parties on the subject matter stated in the Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Employer or the Employee unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated; provided, however, that this Agreement shall not alter, limit or otherwise impair the Employee's rights under the Citizens Bank Executive Indexed Retirement Program, under that certain Insurance Agreement between the Employee and Citizens Bank, dated November 2, 1992 or under any tax-qualified retirement plan in which the Employee is or may become a participant.

20.  RIGHTS  OF THIRD PARTIES.  Nothing herein expressed is intended to or shall
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be construed to confer upon or give to any person, firm or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

21.  SURVIVAL.  The  obligations  of the Employer pursuant to Sections 3.2.5 and
     --------
3.3 and the obligations of the Employee pursuant to Sections 5, 6, 7, 8 and 9 shall survive the termination of the employment of the Employee hereunder for the period designated under each of those respective sections.


                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereto have hereunto executed this Agreement in accordance with the provisions hereof.


                                       FLAG  FINANCIAL  CORPORATION

                                       /s/ FRED A.  DURAND,  III
                                       ----------------------------------------

                                       Print  Name:   Fred A. Durand, III
                                                   ----------------------------

                                       Date:     February  17, 2001
                                            -----------------------------------


ATTEST:

   /s/  RICKY  SMITH,  ASST.  SECRETARY
------------------------------------------

Date:  February  17,  2001
------------------------------------------



                                       FLAG  BANK

                                       /s/ JOHN  S.  HOLLE
                                       ----------------------------------------

                                       Print  Name:   John S. Holle, Chairman
                                                   ----------------------------

                                       Date:    February  20,  2001
                                            -----------------------------------

ATTEST:

   /s/  RICKY  SMITH,  ASST.  SECRETARY
------------------------------------------

Date:  February  20,  2001
------------------------------------------



                                       /s/  J.  DANIEL  SPEIGHT,  JR.
                                       ----------------------------------------
                                       J.  Daniel  Speight,  Jr.

                                    EXHIBIT A
                                    ---------

                             DUTIES OF THE EMPLOYEE

- Foster a corporate culture that promotes ethical practices, encourages individual integrity, fulfills social responsibility, and is conducive to attracting, retaining and motivating a diverse group of top-quality employees at all levels.

- Work with the Board of Directors of the Employer to develop a long-term strategy for the Employer that creates shareholder value.

- Develop and recommend to the Board of Directors of the Employer annual business plans and budgets that support the Employer's long-term strategy.

-    Manage  the  day-to-day  business  affairs  of  the Employer appropriately.

- Use best efforts to achieve the Employer's financial and operating goals and objectives.

- Improve the quality and value of the products and services provided by each Employer.

- Ensure that the Employer maintains a satisfactory competitive position within its industry.

- Develop an effective management team and an active plan for its development and succession. Have responsibility for hiring, firing and transferring members of Employer management team and other employees. Have responsibility for making recommendations for the promotion and compensation of members of Employer management team and other employees.

- Implement, administer, interpret, and ensure compliance with major corporate policies adopted by the Board of Directors.

- Execute contracts on behalf of the Employer and delegate to other employees the right to execute contracts on behalf of the Employer.

-    Perform  such  duties  as  are  required  by  laws  and  regulations.

-    Report  to  the  Executive  Committee  of  the  Board  of  Directors.

- Ensure that the Employer achieves maximum profits while taking into account the best interests of the Employer's customers, shareholders and employees.

- Serve on all committees of the Board of Directors, other than the Audit Committee.

-    Develop,  supervise  and  administer  the  Employer's  policy.

- Establish contact, coordinate and negotiate with the Employer's potential acquisition targets.

-    Ensure  that  all  banks  uphold  the  Employer's  image.

-    Manage  general  and  active  financial  affairs  of  the  Employer.